SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 21, 2003

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          Virginia                  000-23847                  54-1873994
(State or other jurisdiction of    (Commission               (I.R.S. Employer
 incorporation or organization)    File Number)             Identification No.)

                            ------------------------

                             25253 Lankford Highway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c)      Exhibits.

           99.1 Press Release issued by Shore Financial Corporation, dated October 21, 2003.


Item 12.    Results of Operations and Financial Condition.

         On October 21, 2003, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended September 30, 2003. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               SHORE FINANCIAL CORPORATION


                               By: /s/  Steven M. Belote
                                   ------------------------
                                    Steven M. Belote
                                    Vice President and Chief Financial Officer


October 21, 2003

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, October 21, 2003

              Shore Financial Corporation Announces Record Earnings

         Shore Financial Corporation (Nasdaq: SHBK) announced today that the company's earnings for the three months ended September 30, 2003 were $592,900, compared to $444,800 in the third quarter of 2002. This is the second consecutive quarter that the company has posted record earnings. Net income per share for the third quarter of 2003 increased 30.8% to $0.34 per share compared to $0.26 per share for the third quarter of 2002. Earnings for the nine months ended September 30, 2003 were $1.55 million, or $0.90 per share, compared to $1.33 million, or $0.78 per share, for the same period of 2002.

         Loan growth and asset quality remained strong during the quarter, and earnings from the bank's investment subsidiary, Shore Investments Inc., continued to reach new highs. Although margin pressures appear prevalent throughout the industry, the company's net interest margin remained steady at 3.63% for the quarter and improved to 3.59% for the year. This represents a 26 basis point margin improvement since January 2003 and illustrates the company's success in deploying the funds received from its December 2002 deposit acquisition.

         Scott C. Harvard, President and CEO, commented "Shore Bank has realized solid growth in both loans and noninterest-bearing deposits over the first nine months of the year. In addition the company benefited from growth in core noninterest income and from gains on investments."

         Since September of 2002, the company's loans have increased 15.6% to $132.7 million, while deposits have increased 13.0% to $165.1 million. As a result, net interest income increased 9.4% to $1.59 million for the quarter ended September 30, 2003, as compared to the third quarter of 2002, while 2003 year-to-date net interest income increased 7.6% to $4.57 million over the 2002 amount.

         During the September 2003 quarter, noninterest income, excluding gains on sale of securities, was $413,700, representing an increase of 22.4% over 2002 third quarter noninterest income, while year-to-date noninterest income (excluding gains on sales of securities) increased 24.2% to $1.22 million over the 2002 comparable amount. Gains on sale of investment securities had a positive after-tax impact on quarterly and year-to-date earnings of $120,000 and $183,000, respectively. Bank-owned life insurance income and increases in deposit account fees along with commissions earned by the investment subsidiary helped drive the increase in total noninterest income.

         Noninterest expenses for the three and nine month periods ended September 30, 2003 were $1.21 million and $3.49 million, respectively, as compared to $1.04 million and $3.02 million, respectively, during the same periods of 2002. Increased employee compensation and benefits expense constituted the majority of this increase, including a 24.0% rise in health insurance costs over the 2002 nine month period, and regulatory and compliance costs continue to impact earnings. In spite of these increases, the company's expense ratios remain strong when compared to peer levels. The company's efficiency ratio for the nine months ended September 30, 2003 was 59.2%, while its noninterest expense to asset ratio was 2.45%.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full service banking facilities, six ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920
Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com



Financial Highlights:

                                          Three Months Ended September 30,              Nine Months Ended September 30,
                                     -------------------------------------------  --------------------------------------------
                                             2003                  2002                   2003                   2002
                                     ---------------------  --------------------  ---------------------  ---------------------
OPERATIONS:

Net Interest Income                            $1,585,600            $1,450,000             $4,566,400             $4,243,100

Noninterest Income                                590,600               335,400              1,493,500                983,100

Loan loss                                          95,100                84,000                285,300                241,700

Noninterest Expense                             1,206,300             1,044,300              3,488,500              3,024,600

Income Tax Expense                                281,900               212,300                737,600                629,300

Net Income                                        592,900               444,800              1,548,500              1,330,600


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                        1,703,367             1,695,817              1,703,367              1,695,817

Weighted Avg Shares-Diluted                     1,731,700             1,712,800              1,723,800              1,708,900

Diluted Earnings Per Share                          $0.34                 $0.26                  $0.90                  $0.78

Total Assets                                  191,389,800           165,154,000            191,389,800            165,154,000

Gross Loans                                   132,691,300           114,774,200            132,691,300            114,774,200

Deposits                                      165,053,000           146,104,200            165,053,000            146,104,200

Total Equity                                   19,813,500            17,685,500             19,813,500             17,685,500

Average Assets                                189,921,700           162,499,200            184,417,000            155,344,000

Average Equity                                 19,803,100            17,322,600             19,101,000             16,850,000

Net Interest Margin                                 3.63%                 3.78%                  3.59%                  3.88%

Return on Average Assets                            1.25%                 1.09%                  1.12%                  1.14%

Return on Average Equity                           11.98%                10.27%                 10.81%                 10.53%

Efficiency Ratio                                   58.06%                57.76%                 59.15%                 57.19

